EXHIBIT 99.1

Contact:
Wayne D. Mackie	Dennis Walsh
Executive Vice President, CFO	Vice President
Charles River Associates	Sharon Merrill Associates, Inc.
617-425-3740	617-542-5300

CHARLES RIVER ASSOCIATES (CRA) ANNOUNCES
FIRST QUARTER 2014 FINANCIAL RESULTS

Portfolio Delivers Continued Momentum and Solid First Quarter Results

BOSTON, April 24, 2014 — Charles River Associates (NASDAQ: CRAI), a worldwide leader in providing economic, financial, and management consulting services, today announced financial results for the fiscal first quarter ended March 29, 2014.

Revenue for the first quarter of fiscal 2014 increased to $76.2 million, compared with $63.1 million for the fiscal first quarter ended March 30, 2013. Non-GAAP revenue for the first quarter of fiscal 2014 increased to $75.1 million, compared with $62.0 million for the first quarter of fiscal 2013.

Net income for the first quarter of fiscal 2014 was $3.4 million, or $0.34 per diluted share, compared with $3.0 million, or $0.29 per diluted share, for the first quarter of fiscal 2013. Non-GAAP net income for the first quarter of fiscal 2014 was $3.5 million, or $0.35 per diluted share, compared with $3.1 million, or $0.31 per diluted share, for the first quarter of fiscal 2013.

The Adjusted EBITDA for the first quarter of fiscal 2014 was $11.9 million, or 15.6% of revenues, compared with $8.6 million, or 13.6% of revenues, for the first quarter of fiscal 2013. On a non-GAAP basis, the Adjusted EBITDA for the first quarter of fiscal 2014 was $12.1 million, or 16.1% of revenues, compared with $8.7 million, or 14.1% of revenues, for the first quarter of fiscal 2013.

A complete reconciliation between revenue, net income and net income per diluted share, and the calculation of Adjusted EBITDA, on a GAAP and non-GAAP basis, for the first quarters of fiscal 2014 and fiscal 2013 are provided in the financial tables at the end of this release.

Management Comments

“We are pleased with the strong performance across our portfolio during the first quarter of fiscal 2014,” said Paul Maleh, CRA’s President and Chief Executive Officer. “The momentum we experienced in the second half of fiscal 2013 continued into the first quarter, marking three consecutive quarters of strong consultant productivity, revenue growth, and profitability. First-quarter contributions were broad-based. Both our Litigation/Regulatory and Management

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Consulting businesses, as well as our North American and European regions, performed well sequentially and year-over-year. The gains we achieved during the first quarter resulted in companywide utilization of 78%, compared with 80% in the sequential fourth quarter and 67% in the same period last year.”

“Efforts to effectively manage our infrastructure continued during the quarter. CRA’s GAAP SG&A expenses for the first quarter of fiscal 2014 decreased to 22.5% of revenue, compared with 25% of revenue in the same period last year. Non-GAAP SG&A expenses, after adjusting for commissions to non-employee experts of $2.1 million, decreased to 18.8% of revenue in the first quarter of fiscal 2014, compared with 20.7% of revenue in the same period of a year ago.”

“As of March 29, 2014, cash and cash equivalents were $32.5 million, down from $51.3 million at the end of the fourth quarter of fiscal 2013. The scheduled payment of 2013 bonuses to employees during the first quarter of fiscal 2014, the repurchase of about 96,000 shares of our common stock, and the recruitment of some senior-level professionals were the principal factors driving the reduction in the cash balance from the 2013 year-end level.”

Outlook

“We are encouraged by the strong start to the year. We are confident in the quality of our portfolio and its ability to deliver strong results. Although we continue to be cautious about clients’ spending patterns, our lead flow activity and conversion rates for revenue generating projects remain steady. Our focus continues to be driving broad-based, profitable growth for fiscal 2014,” concluded Maleh.

Conference Call Information and Prepared CFO Remarks

CRA will host a conference call this morning at 9:00 a.m. ET to discuss its first-quarter 2014 financial results. To listen to a live webcast of the call, please visit the “Investor Relations” section of the Company’s website at http://www.crai.com, or dial (877) 709-8155 or (201) 689-8881. An archived version of the webcast will be available on CRA’s website for up to one year.

In combination with this press release, CRA has posted prepared remarks by its CFO Wayne Mackie under “Conference Call Materials” in the investor relations section on the Company’s website at http://www.crai.com. These remarks are offered to provide the investment community with additional background on CRA’s financial results prior to the start of the conference call.

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About Charles River Associates (CRA)

Charles River Associates® is a global consulting firm specializing in litigation, regulatory, and financial consulting, and management consulting. CRA advises clients on economic and financial matters pertaining to litigation and regulatory proceedings, and guides corporations through critical business strategy and performance-related issues. Since 1965, clients have engaged CRA for its unique combination of functional expertise and industry knowledge, and for its objective solutions to complex problems. Headquartered in Boston, CRA has offices throughout the world. Detailed information about Charles River Associates, a registered trade name of CRA International, Inc., is available at http://www.crai.com.

NON-GAAP FINANCIAL MEASURES

In addition to reporting its financial results in accordance with U.S. generally accepted accounting principles, or GAAP, the Company has also provided in this release non-GAAP financial information.  The Company believes the use of non-GAAP measures in addition to GAAP measures is an additional useful method of evaluating its results of operations.  The Company believes that presenting its financial results excluding certain non-cash expenses and the results of the Company’s NeuCo subsidiary, and excluding commissions to non-employee experts from SG&A, is important to investors and management because it is more indicative of the Company’s ongoing operating results and financial condition.  These non-GAAP financial measures should be considered in conjunction with, but not as a substitute for, the financial information presented in accordance with GAAP, and the expected results calculated in accordance with GAAP and reconciliations to those expected results should be carefully evaluated.  The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.  Specifically, for the first quarters of fiscal 2013 and 2014, the Company has excluded NeuCo’s results. Also, in calculating “Adjusted EBITDA,” the Company has excluded the following non-cash expenses:  depreciation and amortization, share-based compensation expenses, and amortization of forgivable loans.

Statements in this press release concerning the future business, operating results and financial condition of the Company, the ability of the Company’s portfolio to deliver strong results, and statements using the terms “confident,” “encouraged,” “focus ahead,” or similar expressions are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are based upon management’s current expectations and are subject to a number of factors and uncertainties.  Information contained in these forward-looking statements is inherently

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uncertain, and actual performance and results may differ materially due to many important factors.  Such factors that could cause actual performance or results to differ materially from any forward-looking statements made by the Company include, among others, the Company’s restructuring costs and attributable annual cost savings, changes in the Company’s effective tax rate, share dilution from the Company’s stock-based compensation, dependence on key personnel, attracting, recruiting and retaining qualified consultants, dependence on outside experts, utilization rates, completing acquisitions and factors related to its completed acquisitions, including integration of personnel, clients and offices, and unanticipated expenses and liabilities, the risk of impairment write downs to the Company’s intangible assets, including goodwill, if the Company’s enterprise value declines below certain levels, risks associated with acquisitions it may make in the future, risks inherent in international operations, the performance of NeuCo, changes in accounting standards, rules and regulations, changes in the law that affect the Company’s practice areas, management of new offices, the potential loss of clients, the ability of customers to terminate the Company’s engagements on short notice, dependence on the growth of the Company’s management consulting practice, the unpredictable nature of litigation-related projects, the ability of the Company to integrate successfully new consultants into its practice, the Company’s ability to collect on forgivable loans should any become due, general economic conditions, intense competition, risks inherent in litigation, and professional liability.  Further information on these and other potential factors that could affect the Company’s financial results is included in the Company’s periodic filings with the Securities and Exchange Commission.  The Company cannot guarantee any future results, levels of activity, performance or achievement.  The Company undertakes no obligation to update any of its forward-looking statements after the date of this press release.

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CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

FOR THE QUARTER ENDED MARCH 29, 2014 COMPARED TO THE QUARTER ENDED MARCH 30, 2013

(In thousands, except per share data)

	Quarter Ended March 29, 2014					Quarter Ended March 30, 2013
		GAAP	Adjustments to		Non-GAAP		GAAP	Adjustments to		Non-GAAP
	GAAP	% of	GAAP Results	Non-GAAP	% of	GAAP	% of	GAAP Results	Non-GAAP	% of
	Results	Revenues	(NeuCo) (1)	Results	Revenues	Results	Revenues	(NeuCo) (1)	Results	Revenues

Revenues	$76,245	100.0%	$1,164	$75,081	100.0%	$63,130	100.0%	$1,101	$62,029	100.0%
Costs of services	51,866	68.0%	364	51,502	68.6%	42,015	66.6%	366	41,649	67.1%
Gross profit	24,379	32.0%	800	23,579	31.4%	21,115	33.4%	735	20,380	32.9%

Selling, general and administrative expenses	17,160	22.5%	962	16,198	21.6%	15,800	25.0%	899	14,901	24.0%
Depreciation and amortization	1,590	2.1%	—	1,590	2.1%	1,541	2.4%	1	1,540	2.5%
Income (loss) from operations	5,629	7.4%	(162)	5,791	7.7%	3,774	6.0%	(165)	3,939	6.4%

Interest and other expense, net	(245)	-0.3%	(17)	(228)	-0.3%	(397)	-0.6%	(20)	(377)	-0.6%
Income (loss) before (provision) benefit for income taxes	5,384	7.1%	(179)	5,563	7.4%	3,377	5.3%	(185)	3,562	5.7%
(Provision) benefit for income taxes	(2,076)	-2.7%	(53)	(2,023)	-2.7%	(542)	-0.9%	(70)	(472)	-0.8%
Net income (loss)	3,308	4.3%	(232)	3,540	4.7%	2,835	4.5%	(255)	3,090	5.0%
Net loss attributable to noncontrolling interest, net of tax	102	0.1%	102	—	0.0%	134	0.2%	134	—	0.0%
Net income (loss) attributable to CRA International, Inc.	$3,410	4.5%	$(130)	$3,540	4.7%	$2,969	4.7%	$(121)	$3,090	5.0%

Net income per share attributable to CRA International, Inc.:
Basic	$0.34			$0.35		$0.30			$0.31
Diluted	$0.34			$0.35		$0.29			$0.31

Weighted average number of shares outstanding:
Basic	10,029			10,029		9,994			9,994
Diluted	10,108			10,108		10,084			10,084

(1) These adjustments include activity related to NeuCo in the Company’s GAAP results.

CRA INTERNATIONAL, INC.

UNAUDITED ADJUSTED EBITDA INCLUDING A RECONCILIATION TO NON-GAAP ADJUSTED EBITDA

FOR THE FISCAL QUARTER ENDED MARCH 29, 2014 COMPARED TO THE FISCAL QUARTER ENDED MARCH 30, 2013

(In thousands)

	Quarter Ended March 29, 2014					Quarter Ended March 30, 2013

	GAAP	GAAP	Adjustments to	Non-GAAP	Non-GAAP	GAAP	GAAP	Adjustments to	Non-GAAP	Non-GAAP
	Quarter Ended	% of	GAAP Results	Quarter Ended	% of	Quarter Ended	% of	GAAP Results	Quarter Ended	% of
	March 29, 2014	Revenues	NeuCo (1)	March 29, 2014	Revenues	March 30, 2013	Revenues	NeuCo (1)	March 30, 2013	Revenues

Income (loss) from operations	$5,629	7.4%	$(162)	$5,791	7.7%	$3,774	6.0%	$(165)	$3,939	6.4%
Depreciation and amortization	1,590	2.1%	—	1,590	2.1%	1,541	2.4%	1	1,540	2.5%
EBITDA	7,219	9.5%	(162)	7,381	9.8%	5,315	8.4%	(164)	5,479	8.8%
Share-based compensation expenses	1,327	1.7%	—	1,327	1.8%	480	0.8%	—	480	0.8%
Amortization of forgivable loans	3,379	4.4%	—	3,379	4.5%	2,772	4.4%	—	2,772	4.5%
Adjusted EBITDA	$11,925	15.6%	$(162)	$12,087	16.1%	$8,567	13.6%	$(164)	$8,731	14.1%

(1) These adjustments include activity related to NeuCo in the Company’s GAAP results.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 29,	December 28,
	2014	2013

Assets
Cash and cash equivalents	$32,492	$51,251
Accounts receivable and unbilled, net	85,969	82,131
Other current assets	27,418	29,581
Total current assets	145,879	162,963

Property and equipment, net	14,930	15,655
Goodwill and intangible assets, net	89,143	86,110
Other assets	56,786	55,576
Total assets	$306,738	$320,304

Liabilities and shareholders’ equity
Current liabilities	$71,357	$87,960
Long-term liabilities	7,848	7,707
Total liabilities	79,205	95,667

Total shareholders’ equity	227,533	224,637
Total liabilities and shareholders’ equity	$306,738	$320,304

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Quarter Ended	Quarter Ended
	March 29,	March 30,
	2014	2013
Operating activities:
Net income	$3,308	$2,835
Adjustments to reconcile net income to net cash used in operating activities, net of effect of acquired businesses:
Non-cash items, net	1,562	3,256
Accounts receivable and unbilled services	(2,093)	4,415
Working capital items, net	(17,234)	(18,408)
Net cash used in operating activities	(14,457)	(7,902)

Investing activities:
Consideration relating to acquisitions, net	(1,504)	(15,731)
Purchase of property and equipment	(447)	(1,174)

Net cash used in investing activities	(1,951)	(16,905)

Financing activities:
Issuance of common stock, principally stock option exercises	—	119
Payments on notes payable	(16)	—
Tax withholding payments reimbursed by restricted shares	(143)	(194)
Excess tax benefits from share-based compensation	—	5
Repurchase of common stock	(2,124)	—

Net cash used in financing activities	(2,283)	(70)

Effect of foreign exchange rates on cash and cash equivalents	(68)	16

Net decrease in cash and cash equivalents	(18,759)	(24,861)
Cash and cash equivalents at beginning of period	51,251	55,451

Cash and cash equivalents at end of period	$32,492	$30,590

Supplemental cash flow information:
Cash paid for income taxes	$3,525	$1,080
Cash paid for interest	$96	$55
Common stock issued for acquired business	$427	$—